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                                                                    EXHIBIT 10.2

                 Addendum and Amendment to Employment Contract

     This Addendum and Amendment to Employment Contract is intended to amend that certain Employment contract made and entered into as of the 26th day of June, 1997 (the "Employment Agreement") between MountainBank, a bank organized under North Carolina law ("Employer") and J. W. Davis ("Employee").

     In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 2 of the Employment Agreement is hereby deleted and replaced with the following:

     2.  Term of Employment and Termination.
         ----------------------------------

         (a)  Term. Employee's employment hereunder shall commence June 26, 1997
              ----
and continue until the close of business as of the third anniversary of such date; provided, however that unless Employer or Employee gives written notice to the other of non-extension at least thirty (30) days prior to any anniversary of the date hereof or any subsequent anniversary date, the term of this Agreement (the "Term") shall be extended for a one (1) year period on each such anniversary date hereof (i.e., absent the giving of such notice, the remainder of the Term of employment shall be not less than two (2) nor more than three (3) years at any time).

         (b) Termination by Death. This Agreement shall be terminated upon the
             --------------------
death of the Employee during the Term. Upon the Employee's death, the Employee's estate shall be entitled to receive all compensation and benefits payable to, or accruable or vested for the benefit of, the Employee under this Agreement through the end of the calendar month in which the Employee's death shall have occurred.

         (c) Termination by Total Disability. This Agreement shall be terminated
             -------------------------------
upon the total disability (as defined below) of the Employee during the Term. In the event of his total Disability, the Employee shall receive all compensation and benefits payable to, or accruable or vested for the benefit of, the Employee under this Agreement through the date of the determination of his Total disability and for a period of ninety (90) days thereafter. The Employee shall be deemed to have suffered "Total disability" upon the determination of his total permanent disability by the United States Social Security Administration or the Employer's receipt of a certification to such effect by the Employee's regular physician, in each case such total permanent disability meaning the Employee's loss of ability to perform at least the majority of his then applicable duties hereunder.

         (d) Termination by Employee. This Agreement may be terminated at any
             -----------------------
time by the Employee upon sixty (60) days prior written notice to the Employer. Unless the provisions of Paragraphs 7(f)(ii) or 7(g) are applicable and the Employee elects to apply the applicable provisions, upon such termination, the Employee shall be entitled to receive the compensation and benefits payable to, or accruable or vested for the benefit of, the Employee under this Agreement through the effective date of such termination.

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     (e) Termination for Cause. The Board may terminate this Agreement for
         ---------------------
Cause, in which event the Employee shall have no right to receive, or to have accrued or vested for his benefit, compensation or other benefits hereunder for any period after such termination. Termination for Cause shall mean termination of this Agreement because of the Employee's (A) willful and material breach of fiduciary duty involving personal profit, (B) intentional and material failure to perform stated duties (after written notice thereof), (C) conviction of a crime of dishonesty or moral turpitude, (D) willful and material violation of any law, statute, rule, regulation order, statement of policy or final cease-and-desist order ("Laws") of any governmental agency or body having regulatory authority over the Employer ("Regulatory Authorities") whether or not resulting in criminal prosecution or conviction, or (E) a material and continuing breach of any provision of this Agreement (after written notice thereof) or (F) the occurrence of any event that shall result in the Employee being excluded from coverage, or having coverage limited as to the Employee as compared to other executives of the Employer, under the Employer's then current "blanket bond" or other fidelity or insurance policy covering its directors, Employees or employees. With respect to the first occurrence of any instance listed above specifically requiring written notice, the Employer shall give the Employee written notice which describes the failure or breach, and the Employee shall have thirty (30) days to cure such breach or failure to the reasonable satisfaction of the board; provided, however, that no opportunity to cure shall be allow for any subsequent substantially similar failure or breach and termination for cause in such circumstances shall be effective upon the giving of such written notice.

     (f) Termination Without Cause. The Board may terminate this Agreement
         -------------------------
without cause at any time upon sixty (60) days prior written notice to the Employee; provided, however, that in the event of such termination, unless the provisions of Paragraph 7(f) or 7(g) are applicable, the Employee will continue to receive his Base salary and all other benefits (including bonuses and continuation of all Benefit Plans and Fringe Benefits except for qualified retirement plans) for a period of two (2) years from the date of termination. At the election of the Employee, the Present Value of such Base Salary and bonuses, determined as provided in Paragraph 7(g), shall be paid within sixty (60) days of the date of termination.

     (g) Unapproved Change in Control Termination. In the event of (i) the
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termination of this Agreement without Cause or (ii) the voluntary termination of this Agreement by the Employee, in each case in connection with, or within one
(1) year after, any Change in Control (as defined below) which has not been approved in advance by a formal resolution of two-thirds (2/3) of the members of the Board who are not Affiliates of the Person effecting or proposing to effect the Change in Control ("Independent Directors"), the Employee shall be entitled at his election:

     (A) to continue to receive his Base Salary and bonuses as provided in this agreement for a period of three (3) years, subsequent to the effective date of such termination; and

     (B) to continue to participate in all Benefit Plans and Fringe Benefits, except qualified retirement plans or for the period of three (3) years.

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          Upon written notice by the Employee to the Employer, in lieu of paying the amount in item (A) above for a period of three (3) years in installments, the Employer shall be paid the Present Value of such Base Salary and bonuses in a lump sum within sixty (60) days of the termination of his employment. The calculation of the amount due shall be made by the independent accounting firm then performing the Employer's independent audit (the "Auditor") at the expense of the Employer. If Employee does not agree with the calculation performed by the Auditor, then Employee may choose an auditor to perform such calculation on his behalf and at his expense. Following such calculation, if the auditor and the auditor appointed by the Employee are unable to agree on the calculation, the Employer and the Employee shall agree on an independent third-party auditor who shall be appointed to determine the calculation of the amount due to Employee pursuant to his paragraph. The determination of such third-party auditor shall be conclusive and binding on all parties hereunder. In the event Employee elects such lump sum payment, the Employee shall continue to participate in the Benefit Plans and Fringe Benefits for the aforesaid four
     (4) year period. The Employee shall also be entitled to a cash payment of an amount equal to the amount of any and all excise tax liability incurred by Employee pursuant to the Internal Revenue Code of 1986, as amended, in connection with the payments and benefits compensation made pursuant to this Paragraph 2 (g) (such amount to be determined by the Auditor at the Employer's expense).

          (h) Approved Change in control Termination. Upon ten (10) days prior
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written notice, the Employee may declare this Agreement to have been terminated without Cause by the Employer, upon the occurrence of any of the following events, which have not been consented to in advance by the Employee in writing, following a Change in Control approved in advance by a formal resolution of at least two-thirds (2/3) of the Independent Directors: (1) if the Employee is required to move his personal residence or perform his principal executive function more than fifty (50) miles from the city limits of Hendersonville, North Carolina: (ii) if the Employer should fail to maintain Salary and Benefit Plans providing to him at least substantially the same level afforded the Employee as of the date of the change in control; or (iii) if in the Employee's sole discretion, his responsibilities or authority in the capacity described in paragraph 1 have been diminished material.

     Upon such termination, or upon any other termination of this Agreement without Cause by the Employer within one (1) year following an approved Change in control, the Employee shall be entitled to receive the compensation and benefit continuation when and as provided in Paragraph 2(g) above.

          (i) Definitions. A "Change in control" means a change in control of
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the Employer of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), or the acquisition of control, within the meaning of Section 2(a) (2) of the Employer Holding Act of 1956, as amended, or Section 602 of the Change in Control Act of 1978, of the Employer by any Person; provided that, without limitation, a Change in Control also shall be deemed to have occurred if.

          (i) Any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Employer representing

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          30% or more of the combined voting power of the Employer's then outstanding securities; or

          (ii) During any period of two (2) consecutive years, individuals who at the beginning of the Term constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Employer's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the Term.

This   first   day of   October  , 1998.
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                              MOUNTAINBANK:


                              By: /s/ Boyd L. Hyder
                                  -------------------------
                                  Boyd L. Hyder
[CORPORATE SEAL}                  Chairman


ATTEST:


/s/ Jeannette LaFortune
------------------------
Acting Secretary


                              By: /s/ J. W. Davis
                                  -------------------------
                                  J. W. Davis

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